SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 26, 2005

PHARMOS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Nevad (States or Other Jurisdiction of Incorporation)	0-11550 (Commission file Number)	36-3207413 (IRS Employer Identification No.)

   99 Wood Avenue South, Suite 311, Iselin, NJ 08830

(Address of Principal Executive Offices) (Zip Code)

Registrants’ telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2005, Pharmos Corporation filed a Certificate of Change with the Nevada Secretary of State which serves to effect, as of May 31, 2005, a 1-for-5 reverse split of Pharmos’ common stock. As a result of the reverse stock split, every five shares of Pharmos common stock will be combined into one share of common stock; any fractional shares created by the reverse stock split will be rounded up to whole shares. The reverse stock split affects all of Pharmos’ common stock, stock options and warrants outstanding immediately prior to the effective date of the reverse stock split. The reverse split will reduce the number of shares of Pharmos’ common stock outstanding from approximately 95,138,000 shares to approximately 19,028,000 shares, and the number of authorized shares of common stock will be reduced from 150,000,000 shares to 30,000,000 shares. Beginning May 31, 2005, as a result of the reverse split, Pharmos’ common stock will trade for twenty trading days under a new ticker symbol on Nasdaq: PARSD. The Certificate of Change is filed as Exhibit 99.1 hereto, and a copy of a press release announcing the reverse split is furnished as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Certificate of Change of Pharmos Corporation filed May 26, 2005.

99.2	Press release of Pharmos Corporation, dated May 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 31st day of May, 2005.

PHARMOS CORPORATION

By:	/s/ James A. Meer

Name:  James A. Meer

Title:    Senior Vice President and Chief Financial Officer